                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Webvan Group, Inc. and Subsidiaries on Form S-4 of our report dated January 26, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning restatement of the 1998 and 1997 consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
July 24, 2000